Exhibit 99.1

Contact: Kendra Kimmons Vice President of Marketing & Communications 225-299-3708 kendra.kimmons@amedisys.com

Amedisys Signs Definitive Agreement to Acquire

Compassionate Care Hospice

Amedisys to Become Third Largest Hospice Provider in America

BATON ROUGE, La., October 10, 2018 (GLOBE NEWSWIRE) — Amedisys, Inc. (NASDAQ:AMED), America’s leading independent home health, hospice and personal care company, announced today that it has signed a definitive agreement to acquire Compassionate Care Hospice (“CCH”), a national hospice care provider headquartered in Parsippany, New Jersey. Compassionate Care Hospice, a community-based organization founded in 1993, cares for approximately 3,300 patients daily and employs more than 2,300 hospice professionals in 53 locations across 24 states. The company generates approximately $188 million in annual revenues, with an adjusted EBITDA of $27 million.

Under the terms of the agreement, expected to close by February 1, 2019, Amedisys will acquire 100 percent of the ownership interests in CCH for a fixed price of $340 million, which is inclusive of $50 million in payments related to a tax asset and working capital. Amedisys, currently caring for more than 7,500 hospice patients per day in 22 states, will become the third largest hospice provider in America.

“By joining forces with Compassionate Care Hospice, we at Amedisys are strengthening our hospice family and gaining the privilege to build a team that can serve more patients in more places,” said Amedisys CEO and President Paul Kusserow. “This also demonstrates that we’re delivering on our promise to our shareholders and employees to expand our hospice footprint. I’m proud to welcome these outstanding caregivers into the Amedisys family as we bring together two organizations committed to patients and outstanding clinical quality.”

“In coming together with Amedisys, we’re destined to create a hospice organization that sets a new standard in the industry,” said Compassionate Care Hospice Chief Executive Officer Judy Grey. “Our mission of affirming life during its final stages by providing holistic and compassionate care to patients and their families aligns perfectly with Amedisys’ commitment to honoring life through clinical excellence.”

The transaction adds significant new access to Amedisys’ high-quality, nationwide network of 83 hospice care centers. Post-closing, the combined hospice operations will include 136 care centers in 34 states, with an ADC of approximately 11,000 patients and approximately 5,700 hospice employees.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expected timing of completion of the proposed acquisition of Compassionate Care Hospice and the expected effects of the completion of the proposed acquisition. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: our ability to close the acquisition of Compassionate Care Hospice, our ability to realize the anticipated benefits of the acquisition of Compassionate Care Hospice, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the healthcare industry, our ability to integrate our personal care segment into our business efficiently, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate, manage and keep our information systems secure, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes a reconciliation of the most comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measure used in this press release, as defined under SEC rules, is as follows: adjusted EBITDA of CCH, defined as net income before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items. Management believes that this non-GAAP financial measure, when reviewed in conjunction with GAAP financial measures, is a useful gauge of CCH’s historical performance. This non-GAAP financial measure should be considered in addition to, and not more meaningful than or as an alternative to GAAP financial measures. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 3,000 hospitals and 59,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With 18,400 employees in 421 care centers in 34 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 369,000 patients and clients in need every year. For more information about the Company, please visit: www.amedisys.com.

About Compassionate Care Hospice:

Founded in 1993, Compassionate Care Hospice is a community-based organization committed to providing the highest quality hospice care to patients, their families and close friends throughout the country. We are currently located in over 20 states from the East to the West coast.

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

(Amounts in thousands)

(Unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”):

For the Twelve Months Ended May 31, 2018
Net income attributable to Compassionate Care Hospice	$21,265
Add:
Income tax expense	2,436
Interest expense, net	146
Depreciation and amortization	43
Certain items	3,052

Adjusted EBITDA (1) attributable to Compassionate Care Hospice	$26,942

(1)	Adjusted EBITDA is defined as net income before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items.